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[LOGO OF KPMG]

          303 East Wacker Drive
          Chicago, IL 60601-5212






Consent of Independent Auditors

The Board of Directors
Horace Mann Life Insurance Company

We consent to the use of our reports on the consolidated financial statements of Horace Mann Life Insurance Company (the Company) dated April 7, 2000 included herein, and on the financial statements of the sub-accounts of Horace Mann Life Insurance Company Separate Account dated January 25, 2000 incorporated herein by reference, and to the reference to our firm under the heading "Financial Statements" in the Statement of Additional Information in the Post-Effective Amendment No. 69 to the Registration Statement (Form N-4, No. 2-24256) of Horace Mann Life Insurance Company Separate Account.

                                         /s/ KPMG LLP

KPMG LLP

Chicago, Illinois
August 9, 2000